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COLUMBIA ACORN TRUST

WANGER ADVISORS TRUST

Code of Ethics

for

Non-Management Trustees

The Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder require that Columbia Acorn Trust and Wanger Advisors Trust (the “Trusts”) establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of the series of each Trust (each a “Fund” and collectively, the “Funds”) might take advantage of that knowledge for their own benefit. For that purpose, each Trust has adopted this Code of Ethics (the “Code”) applicable to those members of the Trust’s board of trustees who are not affiliated with Columbia Wanger Asset Management, L.P. (“CWAM”), the investment adviser of the Trusts.

Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to CWAM’s designated compliance officer, the Trusts’ chief compliance officer or counsel for the Trusts.

I.	STATEMENT OF PRINCIPLE

General Prohibitions. The 1940 Act and rules thereunder make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Fund to:

a.	employ any device, scheme, or artifice to defraud the Fund;

b.	make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading;

c.	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

d.	engage in any manipulative practice with respect to the Fund.

Personal Securities Transactions. The Code regulates personal securities transactions as a part of the effort by the Funds to detect and prevent conduct that might violate the general prohibitions outlined above. A personal securities transaction is a transaction in a Covered Security held in any account over which the Non-Management Trustee, as defined below, has a beneficial interest, also as defined below.

Covered Security is interpreted very broadly for this purpose, and includes any right to acquire any security (an option or warrant, for example).

You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest and a copy of Rule 16a-1(a), defining beneficial ownership, are attached as Appendix B.

In any situation where the potential for conflict exists, transactions for a Fund must take precedence over any personal transaction. Each Fund’s Non-Management Trustees owe a duty to the Fund and its shareholders to conduct their personal securities transactions in a manner which does not interfere with the portfolio transactions of the Fund, take inappropriate advantage of their relationship with the Fund, or create any actual or potential conflict of interest between their interests and the interests of the Fund and its shareholders.

Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.

II.	TO WHOM THE CODE’S RESTRICTIONS APPLY

The Code applies to each board member who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act, including any board member who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act but whom the boards have determined to treat as an “interested person” of the Funds (the “Non-Management Trustees”). The Non-Management Trustees are listed on Appendix A hereto.

III.	RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

A.	No Transactions with the Funds. No Non-Management Trustee shall knowingly sell to, or purchase from the Funds any security or other property, except securities issued by the Funds.

B.	No Conflicting Transactions.

a.	If a Non-Management Trustee knows or in the ordinary course of fulfilling his or her duties as a Trustee should have known that a security is being purchased or sold or considered for purchase or sale by any Fund, except as provided in Section V(F), during the “Restricted Period” defined below, the Trustee shall not purchase or sell the security in a transaction in which the Trustee has a beneficial interest.

b.	In order to ascertain the applicable Restricted Period, if the Trustee wishes to engage in such a transaction, the Trustee shall contact CWAM’s compliance officer or his or her delegate to determine whether such security has been identified as posing liquidity risk, i.e. such security is listed in the quarterly Risk Management Report as representing greater than 1% of a Fund’s assets and which would take greater than 60 days to liquidate based on 30 day average trading volume (“LR Security”).

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c.	The Restricted Period commences when the Trustee first knew or should have known that the security was being purchased or sold or considered for purchase or sale and shall terminate:

i.	In the case of an LR Security, when CWAM’s compliance officer or his or her delegate, upon a written request of the Trustee, confirms the Fund’s transactions have been completed or consideration of such transactions has been abandoned.

ii.	In the case of a security that is not an LR Security, 60 days thereafter or at such earlier time, if any, as CWAM’s compliance officer or his or her delegate, upon a written request of the Trustee, confirms the Fund’s transactions have been completed or consideration of such transactions has been abandoned.

d.	Notwithstanding anything herein to the contrary, the provisions of this Section III(B) shall not apply to knowledge that a security has been purchased or sold, or is being considered for purchase or sale, derived from information contained in:

i.	a Fund’s report to shareholders,

ii.	a publicly available listing of a Fund’s portfolio holdings,

iii.	a report filed with the Securities and Exchange Commission (the “SEC”) by an investment manager on Form 13F,

iv.	a report or amended report on Schedule 13G filed with the SEC pursuant to Rule 13d-1(b)(2) or 13d-2(b) under the Securities and Exchange Act of 1934 (but not any other Schedule 13G filing), or

v.	a filing in a foreign jurisdiction comparable in nature to those described in sub-paragraph (iv) above.

IV. COMPLIANCE PROCEDURES

A.	Quarterly Reporting of Personal Securities Transactions.

1.	Each Non-Management Trustee shall report to CWAM’s compliance officer, within ten days after the end of any calendar quarter in which the Trustee had a transaction in a security in which the Trustee acquired or had a beneficial interest, if the Trustee knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, at the time of the transaction, that during the 15 day period immediately before or after the Trustee’s transaction a Fund or CWAM considered purchasing or selling that security.

2.

Quarterly reports of personal securities transactions for Non-Management Trustees may be in any form (including copies of confirmations or monthly statements) but must include (i) the date of the transaction, the title and number of shares, and the principal amount of each security involved; (ii) the nature of

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the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and (v) the name of the reporting person.

B.	Monitoring of Transactions. CWAM’s compliance officer will review the quarterly reports of personal securities transactions of each Fund’s Non-Management Trustees.

D.	Certification of Compliance. Each Non-Management Trustee is required to certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. To accomplish this, the Secretary of the Funds shall annually distribute a copy of the Code and request certification.

E.	Review by the Funds’ Boards. The officers of the Funds shall prepare an annual report to the boards that:

1.	summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

2.	identifies any violations of the Code requiring significant remedial action during the past year; and

3.	identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

V.	EXEMPT TRANSACTIONS

The provisions of this Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of Section III (Restrictions on Personal Securities Transactions) and Section IV (Compliance Procedures) of this Code shall not apply to:

A.	Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control;

B.	Purchases or sales of:

1.	U.S. government securities;

2.	shares of open-end investment companies (mutual funds), including but not limited to shares of any of the Funds; and

3.	bank certificates of deposit or commercial paper.

C.	Purchases or sales over which neither the person subject to this Code nor the Funds have control;

D.	Purchases that are part of an automatic dividend reinvestment plan;

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E.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

[The provisions of Section III (Restriction on Personal Securities Transactions) and Section IV (Compliance Procedures) shall not apply to:]

F.	Purchases or sales in a trust or other account in which the Non-Management Trustee has a beneficial interest if the investment discretion over the account is exercised by a third-party and at the time of the transaction the Non-Management Trustee did not have prior knowledge of the transaction; and

G.	Purchases or sales that receive the prior approval of the Funds’ compliance officer because they are not inconsistent with this Code or the provisions of Rule 17j-1(a) under the 1940 Act.

VI.	CONSEQUENCES OF FAILURE TO COMPLY WITH THE CODE

Compliance with this Code is a condition of retention of positions with the Funds. The Funds’ boards of trustees shall determine what action is appropriate for any breach of the provisions of the Code by a Non-Management Trustee, which may include removal from the boards.

Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by CWAM or the Funds to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

VII.	RETENTION OF RECORDS

CWAM’s designated compliance officer shall maintain the records listed below for a period of five years at the Funds’ principal place of business in an easily accessible place:

A.	a list of all persons subject to the Code during the period;

B.	receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

C.	a copy of each code of ethics that has been in effect at any time during the period; and

D.	a copy of each report filed pursuant to the Code and a record of any known violation and action taken as a result thereof during the period.

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Columbia Acorn Trust:

Adopted effective 5/28/96

Amended effective 5/25/99

Amended effective 9/29/00

Amended effective 5/23/01

Amended effective 3/4/02

Amended effective 11/16/04

Amended effective 6/6/06

Amended effective 9/26//06

Amended effective 7/27/10

Amended effective 9/22/10

Wanger Advisors Trust:

Adopted effective 6/15/96

Amended effective 6/8/99

Amended effective 9/29/00

Amended effective 6/5/01

Amended effective 12/28/03

Amended effective 6/7/06

Amended effective 9/26//06

Amended effective 7/27/10

Amended effective 9/22/10

Appendix A

Non-Management Trustees

Laura M. Born

Michelle L. Collins

Maureen M. Culhane

Margaret M. Eisen

John C. Heaton

Steven Kaplan

David C. Kleinman

Allan B. Muchin

David B. Small

James A. Star

Appendix B

Examples of Beneficial Ownership

For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

•

securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

•

securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

•

securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust;

•	securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

•	securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

•	securities held by a personal holding company controlled by you alone or jointly with others;

•

securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

•

securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

•	securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership’s portfolio; and

•	securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

Appendix B

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to CWAM’s designated compliance officer or chief operating officer.

Attachment A

COLUMBIA ACORN TRUST

WANGER ADVISORS TRUST

Code of Ethics Affirmation

I affirm that I have received a copy of the Columbia Acorn Trust and Wanger Advisors Trust Code of Ethics for Non-Management Trustees (the “Code”) and have read and understand it. I acknowledge that I am subject to the Code and will comply with the Code in all respects.

Date:

Signature